Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Record Revenue and Income for Fiscal 2014 Fourth Quarter and Full Year
Company Announces Quarterly Cash Dividend of $0.125 Per Common Share

Fremont, Calif., - January 12, 2015 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and year ended November 30, 2014.

	Q4 FY14	Q4 FY13	Net change
Revenue ($M)	$3,824	$3,059	25.0%
Operating income ($M)	$99.7	$69.4	43.6%
Non-GAAP operating income ($M)(1)	$124.9	$77.3	61.6%
Operating margin	2.61%	2.27%	34bps
Non-GAAP operating margin(1)	3.27%	2.53%	74bps
Net income attributable to SYNNEX Corporation ($M)	$57.1	$41.5	37.6%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$72.7	$46.7	55.7%
Diluted EPS	$1.44	$1.09	32.1%
Non-GAAP Diluted EPS(1)	$1.83	$1.23	48.8%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“I am pleased to report record revenue and profitability for our fourth quarter," stated Kevin Murai, President and Chief Executive Officer. “We achieved a banner year in 2014 with excellent performance in both our Technology Solutions and Concentrix divisions.”

Fiscal 2014 Fourth Quarter Highlights:

•
Technology Solutions: Revenue was $3.5 billion, up 15.8% organically from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business on a constant dollar basis grew 17.8%. Technology Solutions income before non-operating items, income taxes and noncontrolling interest was $94.9 million, or 2.7% of segment revenue, compared with $72.6 million, or 2.4% of segment revenue, in the fiscal fourth quarter of 2013.

•
Concentrix: Revenue was $342.0 million, up from $52.1 million in the prior fiscal year quarter, due to the acquisition of the IBM CRM business. Income before non-operating items, income taxes and noncontrolling interest was $4.7 million, or 1.4% of revenue, compared with a loss of $3.3 million in the prior fiscal year quarter. Non-GAAP income before non-operating items, income taxes and noncontrolling interest was $29.1 million, or 8.5% of revenue, for the fiscal fourth quarter of 2014, compared to $3.6 million, or 6.8% of revenue, in the prior year period.

•
The trailing fiscal four quarter ROIC was 8.3% compared to 9.4% in the prior year fiscal fourth quarter. Excluding the impact of acquisition and integration expenses and amortization of intangibles, the trailing fiscal fourth quarter ROIC was 10.7%.

•	The debt to capitalization ratio was 37.2%, slightly down from 38.1% in the fiscal third quarter of 2014.

•	Depreciation and amortization were $11.8 million and $16.7 million, respectively.

•
The cash conversion cycle was 45 days, up 5 days from the prior year fiscal fourth quarter due to the strong growth in Technology Solutions and the IBM CRM acquisition and down 5 days from the third fiscal quarter of 2014.

Fiscal Year 2014 Highlights:

	FY14	FY13	Net change
Revenue ($M)	$13,840	$10,845	27.6%
Operating income ($M)	$308.5	$240.8	28.1%
Non-GAAP operating income ($M)(1)	$406.7	$257.2	58.1%
Operating margin	2.23%	2.22%	1bps
Non-GAAP operating margin(1)	2.94%	2.37%	57bps
Net income attributable to SYNNEX Corporation ($M)(2)	$180.0	$152.2	18.3%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$242.3	$163.3	48.4%
Diluted EPS	$4.57	$3.02	51.3%
Non-GAAP Diluted EPS(1)(3)	$6.16	$4.28	43.9%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
(2) FY13 “Other income, net” includes a $12.3M pre-tax benefit from a class-action legal settlement.
(3) FY13 non-GAAP Diluted EPS excludes a one-time numerator adjustment resulting in $0.97 dilution for convertible senior notes settlement.

•
Technology Solutions: Revenue was $12.8 billion, an increase of 19.6% over the prior fiscal year. Adjusting for the translation effect of foreign currencies, the Technology Solutions business on a constant dollar basis grew 21.8%. Income before non-operating items, income taxes and noncontrolling interest was

$305.5 million, or 2.4% of revenue compared with $237.3 million, or 2.2% of revenue, in the prior fiscal year.

•
Concentrix: Revenue was $1.1 billion, up from $189.5 million in the prior fiscal year. Income before non-operating items, income taxes and noncontrolling interest was $2.5 million, or 0.2% of revenue compared with $3.2 million, or 1.7% of revenue in the prior fiscal year. Non-GAAP income before non-operating items, income taxes and noncontrolling interest was $97.1 million, or 8.9% of revenue, compared with $15.7 million or 8.3% of revenue in the prior fiscal year.

•	SYNNEX consolidated depreciation and amortization for fiscal year 2014 were $37.0 million and $55.2 million, respectively.
Fiscal 2015 First Quarter Earnings Outlook and Dividend Announcement:
The following statements are based on SYNNEX' current expectations for the fiscal 2015 first quarter and do not include acquisition and integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.375 billion to $3.475 billion.

•	Non-GAAP net income is expected to be in the range of $59.8 million to $61.8 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.49 to $1.54.

•
After-tax amortization of intangibles is expected to be $8.7 million, or $0.22 per share. These estimates are based on the preliminary purchase price allocation of the IBM CRM acquisition and are subject to change.

•
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.125 per common share. The dividend will be payable on January 30, 2015 to the shareholders of record as of the close of business on January 16, 2015.

“Strong organic growth and the advancement of strategic initiatives in our Technology Solutions division positions us well for growth ahead of the market in 2015,” stated Kevin Murai, President and CEO of SYNNEX Corporation. “With the successful IBM CRM integration nearly complete, we foresee our efforts in high value industry verticals bearing fruit in the coming quarters.”

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.
About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing customer care solutions for its clients. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration services.  The Concentrix segment offers a portfolio of end-to-end outsourced services around process optimization, customer engagement strategy and back-office automation to clients in ten identified industry verticals. Founded in 1980, SYNNEX operates in over 25 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information, and the non-GAAP measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.
Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations for the fiscal 2015 first quarter as to revenue, non-GAAP net income, non-GAAP diluted earnings per share, and after-tax amortization of intangibles, and statements regarding, acquisition and integration success and completion timing, benefits of efforts in high value industry verticals and other investments and timing of realization of such benefits, advancement of strategic initiatives and the benefits of such initiatives, growth ahead of the market, our ongoing commitment to return cash to shareholders, debt repayment and share repurchases, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our global business services and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended August 31, 2014 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2015 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	November 30, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$180,143	$151,622
Short-term investments	7,128	15,134
Accounts receivable, net	2,091,511	1,593,191
Receivable from related parties	332	146
Inventories	1,398,463	1,095,107
Current deferred tax assets	34,310	22,031
Other current assets	188,102	54,502
Total current assets	3,899,989	2,931,733
Property and equipment, net	200,803	133,249
Goodwill	314,213	188,535
Intangible assets, net	229,684	23,772
Deferred tax assets	10,790	7,867
Other assets	57,563	40,733
Total assets	$4,713,042	$3,325,889

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$716,257	$252,523
Accounts payable	1,585,606	1,350,040
Payable to related parties	5,129	3,861
Accrued liabilities	391,608	181,325
Income taxes payable	23,129	1,629
Total current liabilities	2,721,729	1,789,378
Long-term borrowings	264,246	65,405
Long-term liabilities	60,215	56,418
Deferred tax liabilities	12,867	3,047
Total liabilities	3,059,057	1,914,248
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	38
Additional paid-in capital	384,625	286,329
Treasury stock	(32,723)	(27,450)
Accumulated other comprehensive income	(6,628)	19,168
Retained earnings	1,308,244	1,133,137
Total SYNNEX Corporation stockholders’ equity	1,653,558	1,411,222
Noncontrolling interest	427	419
Total equity	1,653,985	1,411,641
Total liabilities and equity	$4,713,042	$3,325,889

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
Revenue	$3,823,869	$3,059,051	$13,839,590	$10,845,164
Cost of revenue	(3,510,247)	(2,879,238)	(12,740,586)	(10,190,194)
Gross profit	313,622	179,813	1,099,004	654,970
Selling, general and administrative expenses	(213,950)	(110,388)	(790,497)	(414,142)
Income before non-operating items, income taxes and noncontrolling interest	99,672	69,425	308,507	240,828
Interest expense and finance charges, net	(6,927)	(3,776)	(25,187)	(17,115)
Other income (expense), net	(1,261)	391	962	14,339
Income before income taxes and noncontrolling interest	91,484	66,040	284,282	238,052
Provision for income taxes	(34,376)	(24,534)	(104,132)	(85,730)
Net income	57,108	41,506	180,150	152,322
Net income attributable to noncontrolling interest	(28)	(18)	(116)	(85)
Net income attributable to SYNNEX Corporation	$57,080	$41,488	$180,034	$152,237
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.45	$1.10	$4.61	$4.06
Diluted	$1.44	$1.09	$4.57	$3.02
Weighted-average common shares outstanding:
Basic	38,874	37,139	38,490	36,888
Diluted	39,223	37,566	38,845	37,633
Cash dividends declared and paid per share	$0.13	$—	$0.13	$—

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

Effective in the first quarter of 2014, SYNNEX realigned its business segments. Certain operations of SYNNEX which were previously reported under the Concentrix segment and which provided inter-segment support and IT services to the Technology Solutions segment have now been aligned with and report into the Technology Solutions segment. The Concentrix segment includes the legacy Concentrix business and the newly acquired IBM customer care business. For comparability, the financial information presented herein reflects the impact of the preceding segment structure change for all periods presented.

	Three Months Ended		Fiscal Year Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
Revenue:
Technology Solutions	$3,485,075	$3,009,818	$12,755,514	$10,666,215
Concentrix	341,971	52,077	1,096,214	189,463
Inter-segment elimination	(3,177)	(2,844)	(12,138)	(10,514)
Consolidated	$3,823,869	$3,059,051	$13,839,590	$10,845,164

Income (loss) before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$94,897	$72,572	$305,499	$237,290
Concentrix	4,657	(3,267)	2,455	3,249
Inter-segment elimination	118	120	553	289
Consolidated	$99,672	$69,425	$308,507	$240,828

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Fiscal Year Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
Consolidated:
Revenue	$3,823,869	$3,059,051	$13,839,590	$10,845,164

GAAP income before non-operating items, income taxes and noncontrolling interest	$99,672	$69,425	$308,507	$240,828
IBM CRM acquisition and other integration expenses	8,455	5,798	43,036	8,394
Amortization of intangibles	16,734	2,031	55,161	7,953
Non-GAAP operating income	$124,861	$77,254	$406,704	$257,175

GAAP operating margin	2.61%	2.27%	2.23%	2.22%
Non-GAAP operating margin	3.27%	2.53%	2.94%	2.37%

Technology Solutions:
Revenue	$3,485,075	$3,009,818	$12,755,514	$10,666,215

GAAP income before non-operating items, income taxes and noncontrolling interest	$94,897	$72,572	$305,499	$237,290
Amortization of intangibles	727	1,008	3,538	3,912
Non-GAAP operating income	$95,624	$73,580	$309,037	$241,202

GAAP operating margin	2.72%	2.41%	2.40%	2.22%
Non-GAAP operating margin	2.74%	2.44%	2.42%	2.26%

Concentrix:
Revenue	$341,971	$52,077	$1,096,214	$189,463

GAAP income (loss) before non-operating items, income taxes and noncontrolling interest	$4,657	$(3,267)	$2,455	$3,249
IBM CRM acquisition and other integration expenses	8,455	5,798	43,036	8,394
Amortization of intangibles	16,007	1,023	51,623	4,041
Non-GAAP operating income	$29,119	$3,554	$97,114	$15,684

GAAP operating margin	1.36%	(6.27)%	0.22%	1.71%
Non-GAAP operating margin	8.52%	6.82%	8.86%	8.28%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands except per share amounts)

	Three Months Ended		Fiscal Year Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
Diluted net income adjusted for impact of conversion premium	$57,080	$41,488	$180,034	$115,828
Impact of conversion premium of convertible debt on net income(1)	—	—	—	36,409
Net income attributable to SYNNEX Corporation	$57,080	$41,488	$180,034	$152,237
IBM CRM acquisition and other integration expenses, net of taxes(2)	5,181	3,922	27,357	5,986
Amortization of intangibles, net of taxes(2)	10,416	1,271	34,956	5,089
Non-GAAP net income attributable to SYNNEX Corporation	$72,677	$46,681	$242,347	$163,312

Diluted EPS	$1.44	$1.09	$4.57	$3.02
Impact of conversion premium on EPS	—	—	—	0.97
IBM CRM acquisition and other integration expenses	0.13	0.10	0.70	0.16
Amortization of intangibles	0.26	0.04	0.89	0.13
Non-GAAP Diluted EPS	$1.83	$1.23	$6.16	$4.28

(1) For fiscal year ended November 30, 2013, net income for the purpose of computation of diluted EPS was adjusted for the change in the estimated value of the conversion premium of the convertible notes from April 2013 through the final settlement date. The convertible notes were settled in the third quarter of fiscal year 2013.
(2) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods, except for IBM CRM acquisition and other integration expenses for the three and twelve months ended November 31, 2013, which was calculated using the tax deductible portion of the expenses and applying the entity-specific, U.S. Federal and blended state tax rates.